Exhibit 3.126

FILED
In the Office of the
Secretary of State of Texas
AUG 25 2016
Corporations Section

CERTIFICATE OF FORMATION

OF

CHALLENGER FORTRESS SWD, LLC

ARTICLE 1

The name of the limited liability company is Challenger Fortress SWD, LLC (the “Company”).

ARTICLE 2

The Company is organized for the purpose of conducting any and all lawful business for which a limited liability company may be organized under the Texas Business Organizations Code.

ARTICLE 3

The period of duration of the Company will be perpetual, and as such the Company will remain in existence until it is wound up and terminated in accordance with its organizational documents or otherwise in accordance with applicable law.

ARTICLE 4

The street address of the Company’s initial registered office in the State of Texas is 7703 F.M. 1585, Wolfforth, Texas 79382. The name of the Company’s initial registered agent at such address is Kendall Cowan.

ARTICLE 5

The Company will be governed by a board of managers which will initially consist of two (2) managers. The name and address of the initial managers are as follows:

Name	Mailing Address
Kendall Cowan	P.O. Box 64442 Lubbock, Texas 79464
David Cowan	P.O. Box 64442 Lubbock, Texas 79464

RECEIVED
AUG 25 2016
Secretary of State

ARTICLE 6

The name and address of the organizer of the Company is as follows:

Name	Mailing Address
Jennifer Tauzel	500 Winstead Building 2728 N. Harwood Street Dallas, Texas 75201

ARTICLE 7

The initial members of the Company will adopt a company agreement which will set forth all of the provisions for the regulation and management of the affairs of the Company. Any person or entity that acquires a membership interest in the Company will be bound by the provisions of the company agreement of the Company, notwithstanding the fact that such person has not executed such company agreement or a separate written instrument pursuant to which it agrees to be bound by the provisions thereof.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as sole organizer of the Company as of the 24th day of August, 2016.

/s/ Jennifer Tauzel
Jennifer Tauzel, Sole Organizer

[SIGNATURE PAGE TO CERTIFICATE OF FORMATION OF CHALLENGER FORTRESS SWD, LLC]